UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 13, 2005


                               CALPINE CORPORATION
                            (A Delaware Corporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 -- OTHER EVENTS.


NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                     Media Relations: Bill Highlander, Ext. 1244
                                     Investor Relations: Rick Barraza, Ext. 1125


    Calpine Evaluating Strategic Alternatives for its Saltend Energy Centre

     (SAN JOSE, Calif.) /PR Newswire - First Call/ Jan. 13, 2005 - Calpine Corporation [NYSE:CPN] is currently evaluating strategic financial alternatives for its Saltend Energy Centre, including the potential sale of the power plant. Calpine has retained Credit Suisse First Boston to act as its advisor and assist the company with this process.

     Calpine acquired the 1,200-megawatt power plant, located in Hull, England, in late 2001 for approximately $800 million. As a cogeneration facility, the plant delivers steam and a portion of its electrical output to an adjacent chemical facility. The majority of the plant's electrical output is sold into the United Kingdom power market.

     Net proceeds from any sale of the facility would be used to redeem the existing $360 million Two-Year Redeemable Preferred Shares with the remaining proceeds to be used in accordance with the asset sale provisions of Calpine's existing bond indentures.

     Calpine Corporation is a North American power company dedicated to providing electric power to customers from clean, efficient, natural gas-fired and geothermal power plants. The company generates power at plants it owns or leases in 21 states in the United States and three provinces in Canada, in addition to the Saltend Energy Centre in the United Kingdom. The company is listed on the S&P 500. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forwardlooking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; (iii) unscheduled outages of operating plants; (iv) a competitor's development of lower cost generating gas-fired power plants; (v) risks associated with marketing and selling power from power plants in the newly-competitive energy market; (vi) other risks identified from time-to-time in the Company's reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K, amendment 2, for the year ended December 31, 2003 and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, which can also be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       ------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President and Controller
                                       Chief Accounting Officer

Date: January 18, 2005